Exhibit 99.1

Chinook Therapeutics Announces Formation of SanReno Therapeutics, a Joint Venture to Develop Kidney Disease Therapies in China

•	50/50 joint venture with investor syndicate led by Frazier Healthcare Partners and Pivotal bioVenture Partners China

•	Expands global reach and execution for Chinook’s atrasentan and BION-1301 programs in IgA nephropathy (IgAN)

SEATTLE November 30, 2021 – Chinook Therapeutics, Inc. (Nasdaq: KDNY), a biopharmaceutical company focused on the discovery, development and commercialization of precision medicines for kidney diseases, today announced the formation of SanReno Therapeutics, a joint venture with an investor syndicate led by Frazier Healthcare Partners and Pivotal bioVenture Partners China, to develop, manufacture and commercialize kidney disease therapies in the People’s Republic of China, Hong Kong, Macau, Taiwan and Singapore (the “Territory”).

“Formation of this joint venture allows Chinook to expand our global reach and establish a strong presence in China by partnering with investors who are experienced in company formation, drug development and commercialization in the region,” said Eric Dobmeier, president and chief executive officer of Chinook Therapeutics. “Chronic kidney disease is a major public health concern in China, affecting over ten percent of the population, including several million patients with IgAN. Working with SanReno will expand Chinook’s access to Chinese patient populations, key opinion leader networks and on-the-ground operational support to accelerate enrollment and regulatory approval of our programs globally. The establishment of SanReno is a testament to our commitment to making dialysis and transplant unnecessary for people living with kidney disease around the world.”

Under the terms of the joint venture, Chinook has granted SanReno exclusive rights to develop and commercialize atrasentan and BION-1301 in the Territory in exchange for 50 percent ownership of SanReno. An investor syndicate led by Frazier Healthcare Partners and Pivotal bioVenture Partners China, along with existing Chinook investors Versant Ventures and Samsara BioCapital, has invested $40 million in exchange for the remaining 50 percent ownership of SanReno. In addition to its equity stake, Chinook is entitled to receive progress-dependent milestone payments and royalties with respect to atrasentan and BION-1301. SanReno will be responsible for all development, manufacturing and commercialization costs for atrasentan and BION-1301 in the Territory, while Chinook will supply clinical trial material and technical support until manufacturing technology transfer has been completed. Chinook and the investor syndicate have an option to participate in future investment rounds for SanReno. Chinook and SanReno also have reciprocal rights of first negotiation in their respective territories for certain future kidney disease products developed or in-licensed by either company. Chinook retains full rights to atrasentan and BION-1301 outside of the Territory.

“Frazier is excited to partner with Pivotal and Chinook to bring potentially best-in-class drugs to the Chinese market for patients suffering from serious kidney diseases. The high prevalence of IgAN and limited treatment options in China have driven significant market potential for SanReno,” said Patrick Heron, managing partner of Frazier Healthcare Partners. “With Frazier’s background in company creation and Pivotal’s extensive expertise building joint ventures in China, we believe SanReno will have exceptional operational support and be well-positioned to address the large unmet medical need.”

“We are thrilled to collaborate with Frazier and Chinook to build SanReno and unlock the treatment potential of atrasentan and BION-1301 in China,” said Dianna Qian, partner of Pivotal bioVenture Partners China. “Kidney disease is an area with large unmet need in China. Atrasentan and BION-1301 are promising programs in development and we are pleased to partner in this joint venture with Frazier and Chinook, who share the same value system as Pivotal.”

About Frazier Healthcare Partners

Founded in 1991, Frazier Healthcare Partners is a leading provider of growth and venture capital to healthcare companies. With over $7.1 billion total capital raised, Frazier has invested in more than 200 companies, with investment types ranging from company creation and venture capital to publicly traded companies and buyouts of profitable lower-middle market companies. Headquartered in Menlo Park, Calif., the Frazier Life Sciences team invests globally in private and publicly traded companies that develop and commercialize innovative biopharmaceuticals to address important unmet medical needs. Since 2005, 61 Frazier Life Sciences portfolio companies, many of which were created or seeded by Frazier, have completed IPOs or M&As. For more information about Frazier Life Sciences, visit www.frazierhealthcare.com/life-sciences.

About Pivotal bioVenture Partners China

Pivotal bioVenture Partners China, a member of Nan Fung Life Sciences, is a venture capital firm specializing in venture building in the life sciences industry. Its investment strategy is centered on identifying promising innovative products and technologies and bringing them to serve the growing unmet medical needs in the Greater China region by building new ventures. Its investment areas include therapeutics, medical devices and medical services. The Pivotal China team includes experienced life science investors and entrepreneurs with successful track records of venture building and investing. For more information about Pivotal bioVenture Partners China, visit www.pivotalbiovp.cn.

About Chinook Therapeutics, Inc.

Chinook Therapeutics, Inc. is a clinical-stage biopharmaceutical company developing precision medicines for kidney diseases. Chinook’s product candidates are being investigated in rare, severe chronic kidney disorders with opportunities for well-defined clinical pathways. Chinook’s lead program is atrasentan, a phase 3 endothelin receptor antagonist for the treatment of IgA nephropathy and other proteinuric glomerular diseases. BION-1301, an anti-APRIL monoclonal antibody is being evaluated in a phase 1/2 trial for IgA nephropathy. In addition, Chinook is advancing CHK-336, an oral small molecule LDHA inhibitor for the treatment of primary hyperoxaluria, as well as research programs for other rare, severe chronic kidney diseases. Chinook is building its pipeline by leveraging insights in kidney single cell RNA sequencing, human-derived organoids and new translational models, to discover and develop therapeutics with differentiating mechanisms of action against key kidney disease pathways. To learn more, visit www.chinooktx.com.

Cautionary Note on Forward-Looking Statements

Certain of the statements made in this press release are forward looking, including those relating to Chinook’s business, future operations, advancement of its product candidates and product pipeline, clinical development of its product candidates, including expectations regarding and the advancement of its products in the People’s Republic of China, Hong Kong, Macau, Taiwan and Singapore, and the timing of initiation and results of clinical trials. In some cases, you can identify these statements by forward-looking words such as “may,” “will,” “continue,” “anticipate,” “intend,” “could,” “project,” “expect” or the negative or plural of these words or similar expressions. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, our ability to develop and commercialize our product candidates, including through the joint venture described above, initiation of clinical trials of our existing product candidates or those developed as part of the Evotec collaboration, whether results of early clinical trials or preclinical studies will be indicative of the results of future trials, our ability to obtain and maintain regulatory approval of our product candidates, our ability to operate in a competitive industry and compete successfully against competitors that may be more advanced or have greater resources than we do, our ability to obtain and adequately protect intellectual property rights for our product candidates and the effects of COVID-19 on our clinical programs and business operations. Many of these risks are described in greater detail in our filings with the SEC. Any forward-looking statements in this press release speak only as of the date of this press release. Chinook assumes no obligation to update forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Contact:

Noopur Liffick

Vice President, Investor Relations & Corporate Communications

investors@chinooktx.com

media@chinooktx.com